Exhibit 23.1

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-104054, Form S-3 No. 333-51476, Form S-3 No. 333-44872, Form S-3 No. 333-77371, Form S-3 No. 333-76373, Form S-8 No. 333-104056, Form S-8 No. 333-86911 and Form S-8 No. 333-72265) of LaSalle Hotel Properties of our report dated May 6, 2004 with respect to the financial statements of LNR Alexandria Limited Partnership, included in this Current Report on Form 8-K/A of LaSalle Hotel Properties dated June 30, 2004.

/s/ Ernst & Young LLP

Memphis, Tennessee

June 29, 2004